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                                                                  EXHIBIT 99.1








                        PERSONAL COMPUTER PRODUCTS, INC.


                          ____________________________

                                CONSULTANTS PLAN

                             SUMMARY AND PROSPECTUS
                          ____________________________






























                                     The date of this Prospectus is May 9, 1996



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       THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING
     SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

A. GENERAL INFORMATION

                              INFORMATION ON THE
                               CONSULTANTS PLAN

     Personal Computer Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), is offering newly issued shares of its common stock ("Common Stock") to eligible consultants of the Corporation ("Recipients") pursuant to warrants (the "Warrants") related to the Corporation's written Consulting Agreements with Recipients. The Warrants have been granted at the times and to the individuals and in the amounts set forth in Section B below. The purpose of the Warrants is to provide an additional incentive to certain consultants of the Corporation with regard to:

          1). the restructuring and design of the Company's operations and long term strategic plan, including, but not limited to the development of sponsorship for the Company's securities through meetings with brokers, market makers, securities analysts and fund managers in key centers of the United States and Europe; or

          2). the performance of public relations duties in promoting the Company, its management and its products included but not limited to the development of collateral materials writing press releases and increasing the Company's exposure in various financial and industry publications; or

          3). assisting the Company in moving its current and future products into different marketplaces throughout the world; or

          4). the providing of services required to maintain and negotiate, as necessary, the Company's contracts with its OEM customers.

     Only the individuals set forth in Section B below are eligible to receive Warrants. Warrants were granted by the full Board of Directors in its discretion. The Warrants are not assignable or transferable except in connection with the holder's death. The Warrants are not subject to any provisions of the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Internal Revenue Code.

     Upon exercise of the Warrants, a Recipient will receive shares of Common Stock. The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

     In the event there should be any change in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments will automatically be made to the number and/or class of shares and the exercise price per share in effect under the Warrants in order to preclude the dilution or enlargement of benefits thereunder.

     The Recipient will not have the rights of a stockholder with respect to the shares covered by the Warrants until he exercises the Warrants, pays the exercise price and is issued a stock certificate for the purchased shares. The Warrants cannot be assigned or transferred, except by the provisions of the Recipient's will or the laws of inheritance following his death. If a Recipient dies while his Warrants are outstanding, the personal representative of his estate or the person or persons to whom the Warrants are transferred by the provisions of his will or the laws of inheritance following his death may exercise the Warrants.

     The Warrants become exercisable for the Warrant shares on the dates set forth in Section B below. The Warrants may be exercised at any time thereafter and prior to the end of the Warrant term except as otherwise indicated in Section B below.


     A Recipient may exercise the Warrants by (i) payment in cash or by certified or official bank check, or with prior approval by the board of directors in some other form as appropriate, as determined at the sole discretion of the board of directors, and (ii) executing and delivering to the Secretary of the Corporation upon the exercise of the Warrants a written notice of exercise substantially in the same form as Exhibit "A"

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to the Corporation's form of Warrant Certificate, attached hereto as Exhibit
99.2. The exercise price and expiration dates of the Warrants are set forth in Section B below.

     Recipients may obtain additional information about the Consultants Plan and its administration by contacting Ralph R. Barry at Personal Computer Products, Inc., 11031 Via Frontera, Suite 100, San Diego, California 92127,
(619) 485-8411. Mr. Barry is Secretary of the Corporation.

B. DETAILS REGARDING THE WARRANTS


 ISSUE DATE         NUMBER       EXPIRATION DATE       NAME             PRICE    NO. SHARES FIRST EXERCISABLE
 ----------         -------      ---------------       ----             -----    ----------------------------
April 1, 1996       250,000     September 30, 1996   Peter Benz         $0.30     250,000 - April 1, 1996

April 1, 1996       250,000     March 31, 1997       Peter Benz         $0.50     250,000 - April 1, 1996

April 1, 1996       750,000     March 31, 1999       Peter Benz         $0.50     250,000 - April 1, 1996
                                                                                  250,000 - December 1, 1996
                                                                                  250,000 - March 31, 1997

April 1, 1996       250,000     September 30, 1996   Steve Westlund     $0.30     250,000 - April 1, 1996

April 1, 1996       250,000     March 31, 1997       Steve Westlund     $0.50     250,000 - April 1, 1996

April 1, 1996       750,000     March 31, 1999       Steve Westlund     $0.50     250,000 - April 1, 1996
                                                                                  250,000 - December 1, 1996
                                                                                  250,000 - March 31, 1997

January 1, 1996     100,000     January 1, 2001      Mark Osman         $1.00     100,000 - January 1, 1996

April 1, 1996       100,000     July 1, 1997         Gerry B. Berg      $0.62     100,000 - April 1, 1996

April 1, 1996       200,000     July 1, 1997         FNR Inc.           $0.30     200,000 - April 1, 1996


C. RESALE RESTRICTIONS

     The Warrants do not impose any restrictions on resale of the securities acquired upon exercise of the Warrants.

D. TAX EFFECTS OF WARRANTS

     The following is a general description of the Federal income tax consequences of the Warrants. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. A Recipient should consult with his own tax advisor as to the tax consequences of the grant and exercise of the Warrants.

     A Recipient will recognize ordinary income in the year in which an Warrant is exercised equal to the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. This income will be reported by the Corporation on a Form W-2 for the year (or perhaps, in the case of a non-employee, Form 1099), and a Recipient will be required to satisfy any tax withholding requirements applicable to this income.

     A Recipient will recognize capital gain or loss upon the disposition of shares purchased under an Warrant. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. The holding period normally starts at the time the Warrant is exercised.

     The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income a Recipient recognizes in connection with the exercise of the Warrant, provided the applicable withholding requirements are satisfied. The deduction will, in general, be allowed for the taxable year of the Corporation in which a Recipient recognizes such ordinary income.

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E. AVAILABLE DOCUMENTS

     Personal Computer Products, Inc., is a Delaware corporation which maintains its principal executive offices at 11031 Via Frontera, Suite 100, San Diego, California 92127. The telephone number at the executive offices is
(619) 485-8411. A Recipient may contact the Corporation at this address or telephone number for further information concerning the Warrants and their administration.

     A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to a Recipient and additional copies will be furnished, without charge, upon written or oral request to Ralph R. Barry, Secretary, Personal Computer Products, Inc., 11031 Via Frontera, Suite 100, San Diego, California 92127, or upon telephoning the Corporation at
(619) 485-8411. In addition, a Recipient may obtain, without charge, upon written or oral request to the Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

     1. The Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995 filed with the Securities and Exchange Commission (the "Commission");

     2. The Corporation's Registration Statement on Form 8-A filed with the Commission on July 6, 1984, in which there is described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

     The Corporation will also deliver to a Recipient without charge a copy of all reports, proxy statements and other communications distributed to the Corporation's stockholders.